This Current Report is filed by Norcal Waste Systems, Inc.
            pursuant to certain contractual requirements and not
               pursuant to the Securities Exchange Act of 1934
                   and the rules and regulations thereunder.

              Date of Report (Date of earliest event reported):
                               April 26, 1997

                          NORCAL WASTE SYSTEMS, INC.
           (Exact name of registrant as specified in its charter)

            California                                94-2922974
            (State of          (Commission           (IRS Employer
          Incorporation)       File Number)       Identification No.)

                 Five Thomas Mellon Circle, San Francisco 94134
                (Address of principal executive offices) (Zip Code)

      (Registrant's telephone number, including area code) 415/330-1000

Item 5. Other Events

Norcal Waste Systems, Inc. (the "Company") previously reported that on April 24, 1997, employees represented by the Sanitary Truck Drivers and Helpers Union Local 350 International Brotherhood of Teamsters ("Local 350") initiated a strike against certain San Francisco operations of the Company.

On April 26, 1997, employees of Local 350 voted to accept a five year contract. Normal operations have resumed in San Francisco without any material adverse financial impact to the Company as a result of the strike.


                                SIGNATURES


                                           NORCAL WASTE SYSTEMS, INC.
                                                 (Company)


                                           /s/ Mark R. Lomele
                                          -------------------------------
                                                 Mark R. Lomele
                                                 Senior Vice President and
                                                 Chief Financial Officer


Dated as of: April 28, 1997